Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENT, that each of the undersigned Directors of Florida East Coast Industries, Inc., a Florida corporation (Corporation), which is about to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Exchange Act of 1934, as amended, a Report on Form 10-K for the fiscal year ended December 31, 2005, hereby constitutes and appoints Adolfo Henriques and Heidi J. Eddins as his true and lawful attorneys-in-fact and agent, and each of them with full power to act, without the other in his stead, in any and all capacities, to sign the 2005 Report of Florida East Coast Industries, Inc., on Form 10-K and to file on behalf of the Corporation such Report and amendments with all exhibits thereto, and any and all other information and documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform any and all acts and things requisite and ratifying and confirming all that each said attorneys-in-fact and agent or any one of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date indicated below:

/s/ R. D. Fagan	/s/ D. M. Foster

R. D. Fagan, Director	D. M. Foster, Director

/s/ A. C. Harper	/s/ J. E. Jordan

A. C. Harper, Director	J. E. Jordan, Director

/s/ G.H. Lamphere	/s/ J. Nemec

G. H. Lamphere, Director	J. Nemec, Director

/s/ J. Perez	/s/ J. J. Pieczynski

J. Perez, Director	J. J. Pieczynski, Director

/s/ W. L. Sanders, Jr. W. L. Sanders, Jr., Director

Date: March 1, 2006

FLORIDA EAST COAST INDUSTRIES, INC.
SCHEDULE II — VALUATION RESERVES
YEARS ENDED DECEMBER 31, 2005, 2004 and 2003
(dollars in thousands)

	Balance at	Charged to		Balance at
	Beginning	Costs and	Deductions/	End of
Description	of Period	Expenses	Write-offs	Period
2005 Bad Debt Reserve	1,710	897	(425)	2,182
2004 Bad Debt Reserve	1,717	609	(616)	1,710
2003 Bad Debt Reserve	2,189	917	(1,389)	1,717

FLORIDA EAST COAST INDUSTRIES, INC.
SCHEDULE III (CONSOLIDATED) — REAL ESTATE AND ACCUMULATED DEPRECIATION
YEARS ENDED DECEMBER 31, 2005, 2004 and 2003
(dollars in thousands)

	Initial Cost to Company		Carried at Close of Period
								Depreciable Life
		Costs						Used in
		Capitalized					Date	Calculation in
		Subsequent to	Land & Land	Buildings and		Accumulated	Capitalized or	Latest Income
Description	Land	Acquisition	Improvements	Improvements	Total	Depreciation	Acquired	Statement
Duval County
Office Buildings	13,809	164,006	31,635	146,180	177,815	50,432	1985	3 to 40 years
Office/Showroom/Warehouses	1,623	44,129	5,976	39,776	45,752	22,980	1987	3 to 40 years
Office/Warehouses	930	4,999	1,668	4,261	5,929	1,581	1994	3 to 40 years
Front Load Warehouse	69	9,235	817	8,487	9,304	1,257	1998	3 to 40 years
Rail Warehouse	23	3,252	326	2,949	3,275	1,070	1998	3 to 40 years
Land w/ Infrastructure	6,732	32,825	39,557	—	39,557	5,219	Various	3 to 40 years
Unimproved Land & Misc. Assets	524	—	524	—	524	—	1998	3 to 40 years

St. Johns County
Office Building	—	10,554	—	10,554	10,554	4,378	Various	3 to 40 years
Unimproved Land	2,652	1,195	3,847	—	3,847	173	Various	15 years

Flagler County
Unimproved Land	18	12	30	—	30	1	Various	15 years

Volusia County
Unimproved Land	194	274	468	—	468	9	Various	15 years

Brevard County
Land w/ Infrastructure	614	239	853	—	853	18	Various	15 years
Unimproved Land	4,448	—	4,448	—	4,448	—	Various	15 years

St. Lucie County
Unimproved Land	399	63	462	—	462	9	Various	15 years

Martin County
Land w/ Infrastructure	23	124	147	—	147	27	Various	15 years
Unimproved Land	—	—	—	—	—	—	Various	15 years

Okeechobee County
Unimproved Land	2	—	2	—	2	—	Various	15 years

Putnam County
Unimproved Land	2	—	2	—	2	—	Various	15 years

Palm Beach County
Unimproved Land	130	33	163	—	163	—	Various	15 years

Broward County
Rail Warehouse	—	—	—	—	—	—	Various	3 to 40 years
Land w/ Infrastructure	—	—	—	—	—	—	1992	3 to 40 years
Unimproved Land	7,306	1,015	8,321	—	8,321	—	Various	3 to 40 years
Building	4,834	9,519	6,444	7,909	14,353	256	2005	3 to 40 years

FLORIDA EAST COAST INDUSTRIES, INC.
SCHEDULE III (CONSOLIDATED) — REAL ESTATE AND ACCUMULATED DEPRECIATION
YEARS ENDED DECEMBER 31, 2005, 2004 and 2003
(dollars in thousands)

	Initial Cost to Company		Carried at Close of Period
								Depreciable Life
		Costs						Used in
		Capitalized					Date	Calculation in
		Subsequent to	Land & Land	Buildings and		Accumulated	Capitalized or	Latest Income
Description	Land	Acquisition	Improvements	Improvements	Total	Depreciation	Acquired	Statement
Dade County
Double Front Load Warehouse	972	6,583	2,074	5,481	7,555	3,302	1993	3 to 40 years
Rail Warehouses	1,854	13,318	3,926	11,246	15,172	6,485	1988	3 to 40 years
Office/Showroom/Warehouses	2,328	19,179	5,788	15,719	21,507	10,466	1988	3 to 40 years
Office Building	8,209	63,833	21,341	50,701	72,042	4,594	2000	3 to 40 years
Office/Warehouses	11,391	62,025	19,355	54,061	73,416	16,482	1990	3 to 40 years
Front Load Warehouses	4,092	24,898	8,765	20,225	28,990	11,720	1991	3 to 40 years
Office/Service Center	344	3,025	873	2,496	3,369	1,343	1994	3 to 40 years
Transit (Retail) Warehouse	439	6,034	840	5,633	6,473	1,568	Various	3 to 40 years
Land w/ Infrastructure	9,642	16,791	25,550	883	26,433	2,822	Various	3 to 40 years
Unimproved Land & Misc. Assets	7,362	1,495	7,613	1,244	8,857	486	Various	3 to 40 years

Orange County
Office Buildings	8,763	86,936	10,840	84,859	95,699	20,053	1998	3 to 40 years
Office/Showroom/Warehouses	1,261	10,304	1,377	10,188	11,565	4,768	1998	3 to 40 years
Land w/ Infrastructure	1,710	413	1,909	214	2,123	55	1995	3 to 40 years
Unimproved Land & Misc. Assets	11,808	6,051	17,859	—	17,859	354	1999	3 to 40 years

Polk County
Unimproved Land	14,333	4,579	18,912	—	18,912	—	Various	15 years

Indian River County
Unimproved Land	—	—	—	—	—	—	Various	15 years

Seminole County
Unimproved Land	—	—	—	—	—	—	Various	15 years

TOTALS	128,840	606,938	252,712	483,066	735,778	171,908

Notes:
(A) The aggregate cost of real estate owned at December 31, 2005 for federal income tax purposes is approximately $630.8 million. This amount includes reinvested gains of $81.1 million.
(B) Reconciliation of real estate owned (dollars in thousands):

	2005	2004	2003
Balance at beginning of year	547,497	527,493	498,319
Amounts capitalized	193,349	49,767	49,724
Amounts retired or adjusted	(5,068)	(29,763)	(20,550)

Balance at close of period	735,778	547,497	527,493

     Reconciliation of real estate owned to Note 6 of the financial statements included in Item 8 of this report:

Note 6 captions	2005
Railroad buildings	13,234
Railroad land & land improvements	12,562
Flagler buildings	469,833
Flagler land & land improvements	240,149

Real estate owned above	735,778

See note 6 for construction in progress amounts.
(C) Reconciliation of accumulated depreciation (dollars in thousands):

	2005	2004	2003
Balance at beginning of year	143,585	125,757	105,214
Depreciation expense	28,073	22,821	21,472
Amounts retired or adjusted	250	(4,993)	(929)

Balance at close of period	171,908	143,585	125,757

(D) Certain amounts shown in Schedule III have been reclassified to conform to 2005’s presentation.